Exhibit 3.8

CYRUSONE GP

DECLARATION OF TRUST

Dated July 31, 2012

This DECLARATION OF TRUST is made as of the date set forth above by the undersigned trustee of the Trust formed hereby (the “Trustee”).

ARTICLE I

FORMATION; CERTIFICATE OF TRUST

The Trust formed hereby is a statutory trust within the meaning of the Maryland Statutory Trust Act, as amended from time to time (the “Act”). The Trust shall not be deemed to be a general partnership, limited partnership, joint venture, joint stock company or a corporation, but nothing herein shall preclude the Trust from being treated for tax purposes as a partnership, association, corporation or real estate investment trust or being disregarded for tax purposes as an entity separate from its owner under the Internal Revenue Code of 1986, as amended from time to time (the “Code”). The undersigned Trustee has formed the Trust by filing a Certificate of Trust (as amended, restated or corrected from time to time, the “Certificate”) with the State Department of Assessments and Taxation of Maryland (the “SDAT”). The governing instrument of the Trust, as that term is defined in the Act, shall be this Declaration of Trust, as it may hereafter be amended or restated (the “Declaration of Trust”).

ARTICLE II

NAME

The name of the Trust is “CyrusOne GP”. The Trustee may cause the Trust to use any other designation or name for the Trust.

ARTICLE III

PURPOSES AND POWERS

Section 1. Purposes. The purposes for which the Trust is formed are to engage in any lawful act or activity for which a statutory trust may be organized under the general laws of the State of Maryland as now or hereafter in force.

Section 2. Powers. The Trust shall have all of the powers granted to statutory trusts by the Act and all other powers that are not inconsistent with law and are appropriate to promote and attain the purposes of the Trust set forth in the Declaration of Trust.

ARTICLE IV

RESIDENT AGENT; PRINCIPAL OFFICE

The name and address of the resident agent of the Trust in the State of Maryland are CSC-Lawyers Incorporating Service Company, 7 St. Paul Street, Suite 1660, Baltimore, Maryland 21202, or such other name and address as may be determined by the Trustee or any officer of the Trust. The resident agent is a Maryland corporation. The address of the Trust’s principal office in the State of Maryland is c/o CSC-Lawyers Incorporating Service Company, 7 St. Paul Street, Suite 1660, Baltimore, Maryland 21202, or such other place as may be determined by the Trustee or any officer of the Trust. The Trust may have such offices or places of business within or outside the State of Maryland as the Trustee may from time to time determine.

ARTICLE V

TRUSTEE

Section 1. Powers. Subject only to the rights of the beneficial owners of the Trust (the “Shareholders”) and any other limitations expressly set forth in the Declaration of Trust, if any, (a) the business and affairs of the Trust shall be managed by or under the direction of the Trustee, (b) the Trustee shall have full, exclusive and absolute power, control and authority over the business and affairs of the Trust and any and all property of the Trust, and no Shareholder shall have any right to participate in or exercise control or management power over the business and affairs of the Trust, and (c) the Trustee shall have the exclusive power to take or authorize any action within the powers of the Trust under the Act, the Certificate and this Declaration of Trust including, without limitation, the power to authorize or approve any action that would otherwise require the approval of one or more Shareholders under the Act. The Declaration of Trust shall be construed with the presumption in favor of the grant of power and authority to the Trustee. The enumeration and definition of particular powers of the Trustee included in the Declaration of Trust shall in no way be limited or restricted by reference to or inference from the terms of this or any other provision of the Declaration of Trust or construed or deemed by inference or otherwise in any manner to exclude or limit the powers conferred upon the Trustee under the general laws of the State of Maryland or any other law.

The Trustee, without any action by the Shareholders, shall have and may exercise, on behalf of the Trust, without limitation, the power to elect or appoint officers or other agents of the Trust; to solicit proxies from Shareholders; to authorize the issuance of beneficial interests in the Trust in one or more classes and series; to authorize the declaration and payment of distributions; and to do any other act and authorize the Trust to do any other act or enter into any agreement or other document necessary or appropriate to exercise the powers or effectuate the purposes of the Trust.

Section 2. Execution of Documents. Subject only to the rights of the Shareholders expressly set forth in the Declaration of Trust, if any, the Trustee shall have the power to, and shall have the power to authorize any officer, employee or other agent of the Trust to, execute and deliver any affidavit, agreement, certificate, consent, instrument, notice, power of attorney or other writing or document in the name and on behalf of the Trust, without any further act, approval or consent of any Shareholder. Any affidavit, agreement, certificate, consent, instrument, notice, power of attorney or other writing or document shall be valid and binding upon the Trust when duly authorized or ratified by all necessary Trust action and executed by the Trustee or, in the absence of any specific action to the contrary by the Trustee, by the chief executive officer or the president of the Trust, if appointed, or by any other person authorized by the Trustee. All checks, drafts or other orders for the payment of money, notes or other evidences of indebtedness issued in the name of the Trust shall be signed by the Trustee or, in the absence of any specific action to the contrary by the Trustee, by the chief executive officer, the president, the chief financial officer or the treasurer of the Trust, if appointed, or by any other person authorized by the Trustee. All funds of the Trust not otherwise employed shall be deposited or invested from time to time to the credit of the Trust as the Trustee or, in the absence of any specific action to the contrary by the Trustee, the chief executive officer, the president, the chief financial officer or the treasurer of the Trust, if appointed, or any other person designated by the Trustee may authorize. The execution and delivery of any document or the taking of any action by the Trustee (and, if the Trustee is an entity, by any duly-appointed officer or agent of the Trustee, in the name and on behalf of the Trustee) shall conclusively evidence the approval thereof by the Trustee and the Trustee’s authority therefor, without the need for any separate consent or approval.

Section 3. Number. The Trust shall have, from time to time, one Trustee, and the Trustee may be an entity or an individual. The name of the Trustee that shall serve until its successor is duly elected and qualifies is CyrusOne Inc., a Maryland corporation.

Section 4. Term and Election. The Trustee shall serve until its resignation, removal or dissolution. If for any reason the Trustee ceases to be a Trustee, such event shall not terminate the Trust or affect the Declaration of Trust. The Trustee may appoint its successor. If the Trustee has ceased to serve as such and no successor has been appointed or qualifies, a successor Trustee shall be elected by the Shareholders.

Section 5. Resignation and Removal. The Trustee may resign, effective upon delivery of notice of such resignation to the Trust, or at any future date specified in the resignation. A Trustee may be removed, at any time, with or without cause, by the affirmative vote of Shareholders entitled to cast a majority of the votes entitled to be cast generally in the election of Trustees.

ARTICLE VI

SHARES OF BENEFICIAL INTEREST

Section 1. Authorized Shares. The beneficial interest of the Trust shall be divided into shares of beneficial interest (the “Shares”). The Trust has authority to issue an unlimited number of common shares of beneficial interest, which shall be without par value (“Common Shares”). Subject to the terms of any class or series of Shares at the time outstanding, the Trustee may, by amendment to this Article VI and without any action by the Shareholders, classify or reclassify any unissued Shares from time to time and set or change the number, par value, designations, preferences, conversion or other rights, voting powers, restrictions, limitations as to dividends or other distributions, qualifications or terms or conditions of redemption of the class or series of Shares. If Shares of one class or series are classified or reclassified into Shares of another class or series pursuant to this Article VI, then, except to the extent that the Trust is authorized to issue an unlimited number of Shares of any such class or series, the number of authorized Shares of the former class or series shall be automatically decreased and the number of Shares of the latter class or series shall be automatically increased, in each case by the number of Shares so classified or reclassified.

Section 2. Authorization by Trustee of Share Issuance. The Trustee may authorize the Trust to issue from time to time Shares of any class or series, whether now or hereafter authorized, or securities or rights convertible into Shares of any class or series, whether now or hereafter authorized, for such consideration, whether in cash, property, past or future services, obligation for future payment or otherwise, or without consideration (including in connection with a Share split or distribution of Shares), subject to such restrictions or limitations, if any, as may be set forth in the Declaration of Trust.

Section 3. Voting Rights. Except as may otherwise be specified in the terms of any class or series of Shares or as set forth herein, each Share shall entitle the holder thereof to one vote on each matter upon which holders of Shares are entitled to vote. Except to the extent that the Trust directly or indirectly owns Shares in a fiduciary capacity, neither the Trust nor any entity of which the Trust is entitled to exercise a majority of the outstanding voting power may vote on any matter, and Shares held by the Trust or any such entity shall not be counted in determining the total number of votes entitled to be cast on any matter or at any time. Subject to the provisions of any class or series of Shares then outstanding limiting or expanding the voting rights of such Shares, Shareholders shall be entitled to vote only on the following matters:

(a) the election or removal of the Trustee as provided in Article V;

(b) the amendment of the Declaration of Trust, to the extent provided pursuant to Article X;

(c) the termination or dissolution of the Trust, to the extent provided in Section 2 of Article XII;

(d) the merger or consolidation of the Trust, to the extent provided in Article XI;

(e) such other matters specified in the Certificate; and

(f) such other matters that the Trustee has declared to be advisable and submitted to the Shareholders for approval or ratification.

Except with respect to the foregoing matters, no action taken by the Shareholders shall in any way bind the Trust or the Trustee. Unless a different proportion is specified in the Certificate or the Declaration of Trust (and notwithstanding any different proportion of votes that may be specified in the Act to approve any matter), a majority of the votes cast at a meeting of Shareholders duly called and at which a quorum is present shall be sufficient to elect any Trustee or approve any other matter that may properly come before the Shareholders at such meeting.

Section 4. Dividends and Distributions. The Trustee may from time to time cause the Trust to pay such dividends or distributions, in cash or other assets of the Trust or in securities of the Trust or from any other source as the Trustee shall determine. Before payment of any dividends or other distributions, there may be set apart out of any funds of the Trust available for dividends or other distributions such amounts as the Trustee may from time to time reserve for any Trust purpose, and the Trustee may modify or abolish any such reserve. Shareholders shall have no right to any dividend or distribution unless and until authorized by the Trustee and declared by the Trust, and then only at the time and in the amount and form authorized by the Trustee. Any action by the Trustee to cause the Trust to declare or pay any dividend or other distribution shall be conclusive evidence of the authorization by the Trustee of such distribution. The exercise of the powers and rights of the Trustee pursuant to this Section 4 shall be subject to the provisions of any class or series of Shares at the time outstanding.

Section 5. General Nature of Shares. All Shares shall be personal property entitling the Shareholders only to those rights provided in this Declaration of Trust. The rights of all Shareholders and the terms of all Shares are subject to the provisions of the Certificate and the Declaration of Trust. The Shareholders shall have no interest in the property of the Trust and shall have no right to compel any partition, division, dividend or distribution of the Trust or of the property of the Trust. The death of a Shareholder shall not terminate the Trust. The Trust is entitled to treat as Shareholders only those persons in whose names Shares are registered as holders of Shares on the beneficial interest ledger of the Trust.

Section 6. Certificates. Except as may be otherwise provided by the Trustee, Shareholders are not entitled to certificates evidencing the Shares. In the event that the Trust issues Shares evidenced by certificates, such certificates shall be in any form approved by the Trustee or any officer of the Trust and shall be signed by the Trustee or one or more officers of the Trust. In the event that the Trust issues Shares without certificates, the Trust may provide to the record holders of such Shares such information as the Trustee or any officer of the Trust determines to be necessary or advisable. The issuance of Shares in uncertificated form shall not affect Shares already evidenced by a certificate until the certificate is surrendered to the Trust. There shall be no differences in the rights and obligations of Shareholders based on whether or not their Shares are evidenced by certificates (other than the obligation of the holder of a certificate evidencing any outstanding Shares to surrender such certificate in connection with the transfer or cancellation of any such Shares). The Trustee or any officer of the Trust may direct a new certificate or certificates to be issued in place of any certificate or certificates theretofore issued by the Trust alleged to have been lost, destroyed, stolen or mutilated, upon the making of an affidavit of that fact by the person claiming the certificate to be lost, destroyed, stolen or mutilated; provided, however, that, if such Shares have ceased to be certificated, no new certificate shall be issued. Unless otherwise determined by the Trustee or any officer of the Trust, the owner of such lost, destroyed, stolen or mutilated certificate or certificates, or his or her legal representative, shall be required, as a condition precedent to the issuance of a new certificate or certificates, to give the Trust a bond in such sums as it may direct as indemnity against any claim that may be made against the Trust.

Section 7. Transfers. All transfers of Shares shall be made on the books of the Trust, by the holder of the Shares, in person or by his or her attorney, in such manner as the Trustee or any officer of the Trust may prescribe and, if such Shares are evidenced by certificates, upon surrender of such certificates duly endorsed for transfer. The issuance of a new certificate upon the transfer of certificated Shares is subject to any determination by the Trustee that such Shares shall no longer be evidenced by certificates. Upon the transfer of any uncertificated Shares, the Trust may provide to the record holder of such Shares such information as the Trustee or any officer of the Trust determines to be necessary or advisable.

Section 8. Share Ledger. The Trust shall maintain a share ledger containing the name, address and tax identification number of each Shareholder and the number of Shares of each class held by such Shareholder, in such form (including any electronic form) approved by the Trustee or any officer of the Trust.

Section 9. Fractional Shares. The Trust may, without the consent or approval of any Shareholder, issue fractional Shares, eliminate any outstanding fraction of a Share by rounding up to a full Share, arrange for the disposition of a fraction of a Share by the person entitled to it or pay cash for the fair value of a fraction of a Share.

ARTICLE VII

SHAREHOLDERS

Section 1. Meetings. There shall be no requirement to hold an annual meeting of the Shareholders in any year. The Trustee may cause the Trust to call meetings of the Shareholders to act on any matter that may properly be brought before the Shareholders and shall cause the Trust to call a meeting of the Shareholders to act on any matter that may properly be brought before the Shareholders upon the written request of Shareholders entitled to cast at least a majority of the votes entitled to be cast on such matter, stating the purpose of such meeting. If there in no Trustee, the officers of the Trust or, if there be none serving, any Shareholder shall promptly call a special meeting of the Shareholders for the purpose of electing a successor Trustee. Any meeting of the Shareholders shall be held at the date, time and place as shall be fixed by the Trustee (or, if there is no Trustee, the officer of the Trust or other person calling such meeting) and stated in the notice of the meeting. Except as specified herein, Shareholders are not entitled to call meetings of the Shareholders. The Trustee shall cause notice of any meeting of the Shareholders, stating the time and place of the meeting, to be delivered to each Shareholder entitled to vote at such meeting, and to each Shareholder not entitled to vote who is entitled to notice of the meeting, not less than ten nor more than 90 days before such meeting. Notice of any meeting of Shareholders may be delivered in any manner permitted under the Maryland General Corporation Law (the “MGCL”) for the delivery of notice of a meeting of stockholders of a Maryland corporation. No business may be transacted at a meeting of the Shareholders except as specifically designated in the notice of the meeting.

Section 2. Quorum; Voting. At any meeting of Shareholders, the presence in person or by proxy of Shareholders entitled to cast a majority of all the votes entitled to be cast at such meeting on any matter that may properly come before the meeting shall constitute a quorum; but this Section 2 shall not affect any requirement under any statute or the Declaration of Trust for the vote necessary for the approval of any matter. If a quorum is not established at any meeting of Shareholders, the chairman of the meeting may conclude the meeting or adjourn the meeting from time to time without notice other than announcement at the meeting. At such adjourned meeting at which a quorum shall be present, any business may be transacted that might have been transacted at the meeting as originally notified. Voting on any question or in any election may be viva voce unless the chairman of the meeting shall order that voting be by ballot or otherwise. A Shareholder may vote at a meeting of Shareholders in person or by proxy authorized by the Shareholder or the Shareholder’s duly authorized agent, in any manner permitted under Maryland law for the authorization of proxies by stockholders of a Maryland corporation. Such proxy or evidence of authorization of such proxy shall be filed with the Trust before or at the meeting. No proxy will be valid more than eleven months after its date unless otherwise provided in the proxy.

Section 3. Conduct of Meetings. At every meeting of the Shareholders, an individual designated by the Trustee or, in the absence of such designation or designated individual, the Trustee or, in the absence of the Trustee, a chairman chosen by the Shareholders entitled to cast a majority of the votes which all Shareholders present in person or by proxy are entitled to cast, shall act as chairman of the meeting, and an individual designated by the Trustee or, in the absence of such designation or designated individual, the secretary of the Trust, if one is appointed, or, in the secretary’s absence, a person appointed by the chairman of the meeting shall act as secretary of the meeting. The Trustee or the chairman of the meeting may permit Shareholders to participate in meetings of the Shareholders by means of a conference telephone or other communications equipment by which all individuals participating in the meeting can hear each other at the same time. Participation in a meeting by these means constitutes presence in person at the meeting. The chairman of the meeting may prescribe such rules, regulations and procedures and take such action as, in the discretion of the chairman and without any action by the Shareholders, are appropriate for the proper conduct of the meeting.

Section 4. Action by Shareholders without a Meeting. Any action required or permitted to be taken at a meeting of Shareholders may be taken without a meeting if a consent in writing or by electronic transmission of Shareholders entitled to cast not less than the minimum number of votes that would be necessary to authorize or take the action at a meeting of Shareholders at which all Shareholders are present and voting and setting forth the action is delivered to the Trust. The Trust shall give notice of any action taken by less than unanimous consent to each Shareholder entitled to notice not later than ten days after the effective time of such action.

Section 5. Record Dates. The Trustee may set, in advance, a record date for the purpose of determining the Shareholders entitled to notice of or to vote at any meeting of Shareholders or determining the Shareholders entitled to receive payment of any dividend or the allotment of any other rights, or in order to make a determination of Shareholders for any other proper purpose. Such date, in any case, shall not be prior to the close of business on the day the record date is fixed and shall be not more than 90 days and, in the case of a meeting of Shareholders, not less than ten days before the date on which the meeting is to be held or the particular action requiring such determination of Shareholders of record is to be taken. If no record date is fixed, (a) the record date for the determination of Shareholders entitled to notice of or to vote at any meeting of Shareholders shall be at the close of business on the day on which the notice of the meeting is mailed and (b) the record date for the determination of Shareholders entitled to receive payment of a dividend or an allotment of any other rights shall be the close of business on the day on which the resolution of the Trustee authorizing the dividend or allotment of rights is adopted.

ARTICLE VIII

OFFICERS AND AGENTS

Section 1. General Provisions. The Trustee may, from time to time, appoint and remove officers, employees and other agents of the Trust, to serve at the pleasure of the Trustee, with such powers and duties as the Trustee may determine. The officers of the Trust may include a chief executive officer, a president, one or more vice presidents, a chief financial officer, a treasurer, a secretary, and such other officers with such powers and duties as the Trustee shall deem necessary or desirable. The officers of the Trust, if any, shall be appointed by the Trustee. The duties of the officers of the Trust shall be as set forth in this Declaration of Trust and as from time to time prescribed by the Trustee. Each officer shall serve until his or her successor is appointed and qualifies or until his or her death or his or her resignation or removal in the manner hereinafter provided. Any two or more offices except president and vice president may be held by the same person. Appointment of an officer or agent shall not of itself create contract rights between the Trust and such officer or agent. If the Trustee is an entity and, in the absence of any other appointment of such officers, solely for the purpose of executing and attesting any amendment to the Certificate, any filing with the SDAT or any other document required by law to be executed and/or attested by one or more officers of the Trust, each officer of the Trustee shall hold a corresponding office of the Trust.

Section 2. Removal and Resignation. Any officer or agent of the Trust may be removed, with or without cause, by the Trustee, and any subordinate officer or agent of the Trust may be removed, with or without cause, by the chief executive officer or the president of the Trust, but any such removal shall be without prejudice to the contract rights, if any, of the person so removed. Any officer of the Trust may resign at any time by delivering his or her resignation to the Trustee, or to the chief executive officer, president or secretary of the Trust, if one is then appointed. Any resignation shall take effect immediately upon its receipt or at such later time specified in the resignation. The acceptance of a resignation shall not be necessary to make it effective unless otherwise stated in the resignation. Such resignation shall be without prejudice to the contract rights, if any, of the Trust.

Section 3. Compensation. The compensation of the officers shall be fixed from time to time by or under the authority of the Trustee and no officer shall be prevented from receiving such compensation by reason of the fact that he or she is also the Trustee.

ARTICLE IX

LIABILITY OF SHAREHOLDERS, TRUSTEES, OFFICERS,

EMPLOYEES AND AGENTS AND TRANSACTIONS

BETWEEN SUCH PERSONS AND THE TRUST

Section 1. Limitation of Shareholder Liability. No Shareholder shall be liable for any debt, claim, demand, judgment or obligation of any kind of, against or with respect to the Trust by reason of his or her being a Shareholder, nor shall any Shareholder be subject to any personal liability whatsoever, in tort, contract or otherwise, to any Person in connection with the property or affairs of the Trust.

Section 2. Limitation of Trustee and Officer Liability. To the maximum extent that Maryland law in effect from time to time permits limitation of the liability of trustees and officers of a statutory trust, no Trustee or officer of the Trust shall be liable to the Trust or to any Shareholder for money damages. Neither the amendment nor repeal of this Section 2, nor the adoption or amendment of any other provision of this Declaration of Trust inconsistent with this Section 2, shall apply to or affect in any respect the applicability of the preceding sentence with respect to any act or failure to act that occurred prior to such amendment, repeal or adoption.

Section 3. Indemnification. To the maximum extent permitted by Maryland law in effect from time to time, the Trust shall indemnify (a) any present or former Trustee or officer (including among the foregoing, for all purposes of this Article IX and without limitation, any individual who, while the Trustee or an officer of the Trust and at the request of the Trust, serves or has served any other enterprise in any management or agency capacity) against any claim or liability to which such person may become subject by reason of such status, except for liability for such person’s gross negligence or intentional harm and (b) each present or former Shareholder against any claim or liability to which such Shareholder may become subject by reason of such status. In addition, the Trust shall, without requiring a preliminary determination of the ultimate entitlement to indemnification, pay or reimburse, in advance of final disposition of a proceeding, reasonable expenses incurred by a present or former Trustee, officer or Shareholder made a party to a proceeding by reason such status, provided that, in the case of the Trustee or an officer, the Trust shall have received (i) a written affirmation by the Trustee or officer of the Trustee’s or officer’s good faith belief that the Trustee or officer has met the applicable standard of conduct necessary for indemnification by the Trust pursuant to this Section 3 and (ii) a written undertaking by or on behalf of the Trustee or officer to repay the amount paid or reimbursed by the Trust if it shall ultimately be determined that the applicable standard of conduct was not met. Notwithstanding the foregoing, the Trust shall not be required to indemnify or advance funds to any person entitled to indemnification hereunder (x) with respect to any action initiated or brought voluntarily by such indemnified person (and not by way of defense) unless (I) approved or authorized by the Trustee or (II) incurred to establish or enforce such person’s right to indemnification hereunder, or (y) in connection with one or more claims if such person is found liable to the Trust with respect to such claim.

The Trust may, with the approval of the Trustee, obligate itself to provide such indemnification or payment or reimbursement of expenses to any present or former Trustee, officer or Shareholder and may provide or obligate itself to provide such indemnification or payment or reimbursement of expenses to any person that served a predecessor of the Trust in any such capacity or any employee or agent of the Trust or any predecessor of the Trust.

Any indemnification or payment or reimbursement of the expenses permitted by this Declaration of Trust shall be furnished in accordance with the procedures provided for indemnification or advance or reimbursement of expenses, as the case may be, under Section 2-418 of the MGCL for directors of Maryland corporations.

Neither the amendment nor repeal of this Article IX, nor the adoption or amendment of any other provision of the Declaration of Trust inconsistent with this Article, shall apply to or affect in any respect the applicability of the preceding paragraph with respect to any act or failure to act which occurred prior to such amendment, repeal or adoption. The rights to indemnification and advance of expenses provided by the Declaration of Trust shall vest immediately upon the appointment of a Trustee or officer or the acquisition of Shares by a Shareholder.

Section 4. Transactions between the Trust and its Trustees, Officers, Employees and Agents. Subject to any express restrictions in the Declaration of Trust or adopted by the Trustee, the Trust may enter into any contract or transaction of any kind, including, without limitation, for the purchase or sale of property or for any type of services, including those in connection with the offer or sale of securities of the Trust, with any person, including any Trustee, officer, employee or agent of the Trust or any person affiliated with a Trustee, officer, employee or agent of the Trust, whether or not any of them has a financial interest in such transaction. The procedures and presumptions set forth in Section 2-419 of the MGCL (or any successor provision thereto) shall be available for and apply to any contract or other transaction between the Trust and the Trustee or between the Trust and any other trust, corporation, firm or other entity in which the Trustee is a trustee or director or has a material financial interest.

Section 5. Duties of Trustee and Officers. To the maximum extent permitted by the Act, as in effect from time to time, no Trustee or officer of the Trust shall have any duties, fiduciary or otherwise, to the Trust, any Shareholder or any creditor of the Trust, except that the Trustee shall have a duty to perform its obligations under the Act and this Declaration of Trust in good faith.

ARTICLE X

AMENDMENT

Section 1. General. The Trust reserves the right from time to time to make any amendment to the Certificate or the Declaration of Trust now or hereafter authorized by law, including any amendment altering the terms or contract rights, as expressly set forth in the Declaration, of any outstanding Shares. The Certificate or the Declaration of Trust may be amended only as provided in this Article X. The merger or consolidation of the Trust with another Person, the dissolution of the Trust or any other transaction between the Trust and another Person in which the Trust does not survive as a separate entity shall not be considered an amendment to the Declaration of Trust for purposes of this Article X.

Section 2. By Trustee. Except as expressly provided in the Certificate, Section 3 of this Article X or in the terms of any class or series of Shares, the Declaration of Trust may be amended by the Trustee, without any action by the Shareholders. Except as may otherwise be expressly provided in the Certificate, the Certificate may be amended only by the Trustee, without any action or approval by the Shareholders. The Trust shall give to each Shareholder notice of any amendment to the Declaration of Trust approved by the Trustee and without Shareholder action not later than ten days after the effective time of such amendment.

Section 3. By Shareholders. Amendments to this Declaration of Trust that materially and adversely affect the contract rights of outstanding Shares, but excluding amendments of the type specified in Section 1 of Article VI of this Declaration of Trust or Section 2-605 of the MGCL (which shall not require approval of any Shareholder), must be approved by the Trustee and Shareholders entitled to cast a majority of the votes entitled to be cast on the matter.

ARTICLE XI

MERGER, CONSOLIDATION OR SALE OF TRUST PROPERTY

The Trust may (a) merge with or into another entity, (b) consolidate with one or more other entities into a new entity or (c) transfer all or substantially all of its assets to another person. Subject to the provisions of any series or class of Shares at the time outstanding, any such action must be approved by the Trustee and, unless such action could be taken by a Maryland corporation without the approval of its stockholders pursuant to Subtitle 1 of Title 3 of the MGCL, Shareholders entitled to cast a majority of all of the votes entitled to be cast on the matter.

ARTICLE XII

DURATION OF TRUST

Section 1. Duration. The Trust shall continue perpetually unless dissolved pursuant to Section 2 of this Article XII or pursuant to any applicable provision of the Act. No Shareholder or other Person shall have any right to petition a court for judicial dissolution of the Trust.

Section 2. Dissolution. Subject to the provisions of any class or series of Shares at the time outstanding, the Trust may be dissolved with the approval of the Trustee and Shareholders entitled to cast a majority of all the votes entitled to be cast on the matter.

ARTICLE XIII

MISCELLANEOUS

Section 1. Notice. Notice of any matter required to be given hereunder may be delivered personally or by telephone, electronic transmission, United States mail or courier, if to the Trust, to the address of its principal office, attention to the Trustee, chief executive officer or president, and if to any other person, to any address, electronic address, telephone number or facsimile number provided by such person to the Trust in accordance with the provisions of this Section 1. Telephone notice shall be deemed to be given when the recipient or his, her or its agent is personally given such notice in a telephone call to which the recipient or his, her or its agent is a party. Notice by electronic transmission shall be deemed to be given upon transmission of the message to the electronic mail address, facsimile number or other electronic address given to the Trust by the recipient and, if transmitted by facsimile, upon receipt of a completed answer-back indicating receipt. Notice by United States mail shall be deemed to be given when deposited in the United States mail properly addressed, with postage thereon prepaid. Notice by courier shall be deemed to be given when deposited with or delivered to a courier properly addressed.

Section 2. Waiver of Notice. Whenever any notice of any meeting is required to be given hereunder or pursuant to law, a waiver thereof, given by the person or persons entitled to such notice in writing or by electronic transmission, whether before or after the time stated therein, shall be equivalent to the giving of such notice. Neither the business to be transacted at nor the purpose of any meeting need be set forth in a waiver of notice of any meeting. The attendance of any person at any meeting shall constitute a waiver of notice of such meeting, except where such person attends a meeting for the express purpose of objecting to the transaction of any business on the ground that the meeting is not lawfully called or convened.

Section 3. Certificate of Trust. In the event of any conflict between the provisions of the Certificate and the Declaration of Trust, the provisions of the Certificate shall control.

Section 4. Inspection. Any Shareholder shall be entitled to examine the Trust’s books and records to the extent permitted by Section 12-305 of the Act, but only if, and to the extent, approved by the Trustee.

Section 5. Rights of Objecting Shareholders. Shareholders shall not be entitled to exercise any appraisal rights or rights analogous to those of an objecting stockholder provided for under Title 3, Subtitle 2 of the MGCL or any successor statute.

Section 6. Governing Law. The rights of all parties and the validity, construction and effect of every provision of the Declaration of Trust shall be subject to and construed according to the laws of the State of Maryland, without regard to conflicts of laws provisions thereof.

- Signature page follows -

IN WITNESS WHEREOF, this Declaration of Trust has been executed as of the date and year first above written, by the undersigned Trustee.

CYRUSONE INC., a Maryland corporation

By:	/s/ Gary J. Wojtaszek
Gary J. Wojtaszek
Chief Executive Officer and President